EXHIBIT 10.1

BION ENVIRONMENTAL TECHNOLOGIES, INC.
2021 EQUITY INCENTIVE AWARD PLAN

Bion Environmental Technologies, Inc. (the “Corporation”) has established this Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan (the “Plan”) to provide an additional inducement for Eligible Individuals to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire equity-based incentive awards, and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided, consist of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Units, Stock Appreciation Rights, or any combination of the foregoing.

The Plan will be effective as of December 29, 2021 (the “Effective Date”), the date of its adoption by the Board, provided that the stockholders of the Corporation thereafter approve it at a duly held stockholders’ meeting or by written consent pursuant to the Colorado Business Corporation Act. If the Plan is not so approved by stockholders, the Plan (and any Award granted under the Plan) will be null, void and of no force or effect. If so approved, the Plan will remain in effect until the earliest of the date (a) all shares authorized to be issued or transferred hereunder have been issued or transferred (b) the Plan is terminated by the Board of Directors, or (c) the tenth anniversary of the Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event will an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the Corporation’s stockholders, whichever is earlier, unless within such ten-year period stockholders approve an increase in the number of shares available for grants under the Plan, in which case an Incentive Stock Option will not be granted under the Plan more than ten (10) years from the last date on which the stockholders so approve any such increase.

ARTICLE I

DEFINITIONS

Whenever used in the Plan, the following capitalized terms have the meanings set forth below:

“Affiliate” means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.

“Award” means any right granted under the Plan, including an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units or Restricted Stock Units granted under the Plan.

“Award Agreement” means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under the Plan, as further described in Section 2.04 of the Plan. Each Award Agreement will be subject to the terms and conditions of the Plan.

“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Award Date will not be earlier than the date of the Committee action.

“Board” means the Board of Directors of the Corporation, as constituted at any time.

“Cashless Exercise” means, as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Stock and to deliver all or part of the sale proceeds to the Company.

“Cause” will have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause”, then “Cause” will have the meaning specified in the Award Agreement; provided that, if the Award Agreement does not so specify, “Cause” will mean, as determined by the Committee in its sole discretion, the Participant’s (a) willful and continued failure to perform his or her material duties with the Corporation or an Affiliate, or the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, (b) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Corporation or an Affiliate, (c) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to becoming a Disabled Participant, (d) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or Service, (e) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (f) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding, or (g) act or omission in violation or disregard of the Corporation’s or an Affiliate’s policies, including but not limited to the Corporation’s or an Affiliate’s harassment and discrimination policies or Standards of Conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Corporation or an Affiliate. Before the Committee determines that “Cause” has occurred under clause (a), (b), (c), (e), (f) or (g) above, the Committee will provide to the Participant in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, and afford the Participant a reasonable opportunity to remedy any such breach, action or inaction, if such breach action or inaction, is capable of being remedied. In addition, the Participant’s Service will be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part will be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

“Change in Control” means the first to occur of the following:

(a)   One Person or more than one Person acting as a group acquires ownership of stock of the Corporation that, together with the stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation; provided, that, a Change in Control shall not occur if any Person or more than one Person acting as a group owns more than fifty percent (50%) of the total fair market value or total voting power of the Corporation’s stock and acquires additional stock;

(b)   One Person or more than one Person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Corporation's stock possessing thirty percent (30%) or more of the total voting power of the stock of the Corporation;

(c)   A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)   One Person or more than one Person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition(s).

“Clawback Policy” has the meaning set forth in Section 9.13.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code will be deemed to include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If the Board has not appointed a Committee, the Board will function in place of the Committee.

“Common Stock” means the common stock, no par value per share, of the Corporation, or such other securities as may be designed by the Committee from time to time.

“Consultant” means an individual or entity that is not an Employee or Director of the Corporation or an Affiliate, but who or which is providing services to the Corporation or an Affiliate as an independent contractor, and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

“Corporation” means Bion Environmental Technologies, Inc., a Colorado corporation, and any successor thereto.

“Continuous Service” means that the Participant’s Service with the Corporation or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or Terminated. The Participant's Continuous Service shall not be deemed to have Terminated merely because of a change in the capacity in which the Participant renders Service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such Service, provided that there is no interruption or Termination of the Participant's Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Corporation to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Corporation transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means any individual who is a member of the Board.

“Disabled Participant” means, unless the applicable Award Agreement states otherwise, the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan covering Employees or Directors; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 3.04, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Medical determination may be made by either the Social Security Administration or by the provider of a disability plan covering Employees or Directors, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Committee, the Participant must submit proof to the Committee of the Social Security Administration’s or the provider’s determination.

“Dividend Equivalent” means a right to receive on the payment date for any dividend on the shares of Stock underlying an Award, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Notwithstanding the foregoing, if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto will not be paid unless and until certificates evidencing the shares of Stock with respect to which it is paid are issued to the Participant. Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan, subject to Section 2.05.

“Eligible Individual” means any Employee, Consultant or Non-Employee Director of the Corporation or an Affiliate.

“Employee” means any person, including an Officer or Director, employed by the Corporation or an Affiliate; provided, that, for purpose of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee or the Corporation or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute “employment” by the Corporation or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” has the meaning set forth in Section 3.02(a).

“Fair Market Value” will mean (a) if the Common Stock is readily tradeable on a national securities exchange or quotation system, the closing sales price of the Common Stock on the Award Date, time of exercise, or other date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or (b) if the Common Stock is not readily tradeable on a national securities exchange or quotation system, the fair market value as determined in good faith by the Board or the Committee, by the reasonable application of a reasonable valuation method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation.

“Freestanding SAR” means a Stock Appreciation Right that is granted independently of any Options, as described in Article VI.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a)   If an Employee or Consultant is a party to an employment or service agreement with the Corporation or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)   If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Corporation within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure, (ii) a material reduction in the Participant’s base salary or bonus opportunity, or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Incentive Stock Option” or “ISO” means an option that is designated as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 will be treated as a Non-Qualified Stock Option.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase Stock at an Exercise Price determined on the Award Date, subject to the applicable provisions of Article III, awarded in accordance with the terms of the Plan, and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.02 of the Plan.

“Performance Goals” will mean performance goals established by the Committee prior to the grant of an Award based on factors including, but not limited to, the following: (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered products and services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on stockholders’ equity; (l) stock price; (m) return on common stockholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; and (s) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative.

The Committee also may base Performance Goals upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The Committee will have the discretion to adjust targets set for pre-established performance objectives.

“Performance Period” has the meaning set forth in Section 4.01.

“Performance Unit” means a performance unit subject to the requirements of Article IV and awarded in accordance with the terms of the Plan.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means the Bion Environmental Technologies, Inc., 2021 Equity Incentive Award Plan, as set forth herein, as the same may be amended, administered, restated or interpreted from time to time.

“Restricted Stock” means an award of shares of Stock delivered under the Plan subject to the requirements of Article V and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article V that is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Restricted Period” has the meaning set forth in Section 5.02.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the provision of personal services to the Corporation or its Affiliates in the capacity of (a) an Employee, (b) a Director, or (c) a Consultant.

“Significant Event” has the meaning set forth in Section 4.03.

“Stock” means the Common Stock of the Corporation.

“Stock Appreciation Right” or “SAR” means the award of the contingent right to receive Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value of Stock, pursuant to the terms of Article VI. The Committee may grant SARs alone or in connection with a related Option. Stock Appreciation Rights may be either Freestanding SARs or Tandem SARs.

“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR similarly will be canceled).

“Termination” or “Terminated” means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.

“Ten Percent Owner” has the meaning set forth in Section 3.04(f).

“Total Share Reserve” has the meaning set forth in 2.03.

ARTICLE II

PLAN ADMINISTRATION

Section 2.01. Administration. The Committee will administer the Plan. The Committee will interpret the Plan and prescribe such rules, regulations, and procedures in connection with the operation of the Plan, as it will deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee will have the authority and complete discretion to:

(a)    Promulgate, amend, and rescind rules and regulations relating to the Plan;

(b)    Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.02 of the Plan;

(c)     Determine the form and terms of Awards;

(d)     Determine when Awards are to be granted under the Plan and the applicable Award Date;

(e)    Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;

(f)     Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(g)    Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(h)    Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award, or any Award Agreement;

(i)     Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function;

(j)     Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event will the Committee be permitted to reduce the Exercise Price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower Exercise Price, except pursuant to Section 2.05, and (iii) any such modification, exchange or substitution will not violate Code Section 409A;

(k)    Determine whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the release or restrictive covenants of Section 9.11; and

(l)     Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee will keep records of action taken at its meetings. A majority of the Committee will constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, will be the acts of the Committee.

Section 2.02. Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate will be eligible to receive Awards as described herein. Subject to the provisions of the Plan, the Committee will have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards will be granted.

Section 2.03. Shares Available Under the Plan. Subject to adjustment as set forth in Section 2.05, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan will be equal to the sum of: (a) 30,000,000 (30mm) shares of Stock; and (b) any shares of Stock subject to an Award under the Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Stock to the Participant (the “Total Share Reserve”). Notwithstanding anything to the contrary in this Section 2.03, (i) in no event will more than 2,500,000 (2.5mm) shares of Stock be cumulatively available for Awards of Incentive Stock Options under the Plan.

If any Award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Performance Units or RSUs is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Performance Units or RSUs the number of shares of Stock for which payment was made in cash) will again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan will be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights.

The shares that may be issued or delivered under the Plan may be either authorized but unissued shares, repurchased shares, or partly each. Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Corporation to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Corporation will be charged against the limitations set forth in this Section.

Section 2.04. Award Agreement. Each Award granted under the Plan will be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement will be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and will be executed by the chairman of the Board, chairman of the Committee, or any person designated by the Board or Committee, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan will comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section 2.05. Adjustment and Substitution of Shares. If a dividend or other distribution will be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan will be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalents with respect to such Award.

If the outstanding shares of Stock will be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee will substitute for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock is so changed or for which each such share is exchangeable; provided, that, in the event of a merger, acquisition or other business combination of the Corporation with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) will be conclusively deemed to be appropriate for purposes of this Section 2.05.

In the case of any adjustment or substitution as provided for in this Section 2.05, the aggregate Exercise Price for all shares subject to each then outstanding Option prior to such adjustment or substitution will be the aggregate Exercise Price for all shares of Stock or other securities (including any fraction) to which such shares will have been adjusted or which will have been substituted for such shares. Any new Exercise Price per share will be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 2.05 will require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution will be eliminated and not carried forward to any subsequent adjustment or substitution.

If any such adjustment or substitution provided for in this Section 2.05 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of ISOs will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion will deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Incentive Stock Option.

Section 2.06. Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan will be subject to (a) the effectiveness of a registration statement under the Securities Act, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (b) the condition that the shares will have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange or quotation system on which such shares may then be listed; and (c) all other applicable laws, regulations, rules and orders which may then be in effect.

Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel and (b) if required to do so by the Corporation, the Participant has executed and delivered to the Corporation a letter of investment intent in such form and containing such provisions as the Committee may require.

The Corporation shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

ARTICLE III

STOCK OPTION TERMS AND CONDITIONS

Section 3.01. Grant of Stock Options. The Committee will have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options. Notwithstanding the above, the Committee may grant Incentive Stock Options to Employees only.

Section 3.02. Consideration. Options granted under the Plan will be subject to the following terms and conditions:

(a)     The purchase price at which each Option may be exercised (the “Exercise Price”) will be such price as the Committee, in its discretion, will determine, except that, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

(b)    The Exercise Price will be payable in full in any one or more of the following ways, as will be determined by the Committee to be applicable to any such Award:

(i)      in cash or by certified or bank check at the time the Option is exercised;

(ii)     a Cashless Exercise; or

(iii)    in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid:

(A)    in shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article V) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; or

(B)     by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as will have an aggregate Fair Market Value equal to the Exercise Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes); or

(C)     by any combination of the foregoing; or

(D)     in any other form of legal consideration that may be acceptable to the Committee.

If the Exercise Price is paid in whole or in part in shares of Stock, any portion of the Exercise Price representing a fraction of a share will be paid in cash. The date of exercise of an Option will be determined under procedures established by the Committee, and the Exercise Price will be payable at such time or times as the Committee, in its discretion, will determine. No shares will be issued or delivered upon exercise of an Option until full payment of the Exercise Price has been made. When full payment of the Exercise Price has been made, the Participant will be considered for all purposes to be the owner of the shares with respect to which payment has been made.

Section 3.03. Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary, provided that each Option shall vest no earlier than one year after the Award Date. No Option may be exercised for a fraction of a share of Common Stock.

(a)   No Non-Qualified Stock Option will be exercisable after the expiration of ten years from the Award Date, provided that if an exercise would violate applicable securities laws, the Non-Qualified Stock Option will be exercisable no more than 30 days after the exercise of the Option first would no longer violate applicable securities laws.

(b)   Unless otherwise determined by the Committee in its sole discretion, following a Participant’s Termination of Continuous Service (other than death or becoming a Disabled Participant), the Participant may exercise the Option but only within such period of time ending on the earlier of (a) the date three months following the Termination of Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the Termination of Continuous Service is by the Corporation for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.

(c)   Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event that a Participant's Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement.

(d)   Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event a Participant's Continuous Service terminates as a result of the Participant's death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant's death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement.

Section 3.04. Special Provisions Applicable to ISOs. Notwithstanding any other provision of this Article III, the following special provisions will apply to any award of Incentive Stock Options:

(a)  No Incentive Stock Option will be exercisable after the expiration of ten years from the Award Date.

(b)  The Committee will not award an Incentive Stock Option under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.

(c)  If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Corporation, then: (i) the Exercise Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the Award Date.

(d)  No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Corporation’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that qualify or are intended to be Incentive Stock Options.

(e)  An Incentive Stock Option must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an Incentive Stock Option may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option will be a Nonqualified Stock Option. Notwithstanding the foregoing, if the Termination is by the Corporation for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.

(f)   For purposes of this Section, Ten Percent Owner means an individual who, at the time an Option is granted under this Plan, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate (a “Ten Percent Owner”). For purposes of this Section 3.04(f), a Participant will be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half-blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual will be a stockholder, partner or beneficiary.

ARTICLE IV

PERFORMANCE UNITS

Section 4.01. Performance Period and Objectives. The Committee will have authority, in its discretion, to award Performance Units to Eligible Individuals. The Committee will determine a performance period (the “Performance Period”) of one or more years and will determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

Section 4.02. Eligibility. The Committee will determine for each Participant or group of Participants eligible for Performance Units with respect to a Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which will be paid to a Participant as an Award if the relevant Performance Goals for the Performance Period are met.

Section 4.03. Significant Event. If during the course of a Performance Period there will occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Corporation or a Change in Control, which the Committee expects to have a substantial effect on a Performance Goal during such period, the Committee may revise such objective.

Section 4.04. Termination. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death, becoming a Disabled Participant, or a Significant Event, as determined by the Committee, that Participant will be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (a) based upon the Performance Goals satisfied at the end of such period; and (b) prorated for the portion of the Performance Period during which the Participant was in Service with the Corporation or any of its Affiliates; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, the Participant will not be entitled to any payment with respect to that Performance Period unless the Committee will otherwise determine.

Section 4.05. Award. Each Performance Unit will be paid in cash either as a lump sum payment or in annual installments, as the Committee will determine at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

Section 4.06. Section 409A. Performance Units granted under this Article IV will be subject to and conform to the requirements of Code Section 409A.

ARTICLE V

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 5.01. Award. Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or Restricted Stock Units to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock and RSUs will be subject to a restriction period (after which restrictions will lapse), which means a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee will determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.

Section 5.02. Restriction Period. The Restriction Period shall commence on the Award Date and end no earlier than one (1) year after the Award Date. Except as otherwise provided in this Article V, Restricted Stock received by a Participant may, but need not, provide that such Restricted Award may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period as the Committee shall determine. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or RSUs will expire and all restrictions on shares of Restricted Stock will lapse upon a Participant’s death or becoming a Disabled Participant.

Section 5.03. Termination. Except as otherwise provided in Section 5.02 above, if a Participant’s Termination of Continuous Service occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction, will be forfeited by the recipient, unless the Committee otherwise determines, and will be reacquired by the Corporation. Such forfeited shares of Restricted Stock will again become available for award under the Plan.

Section 5.04. Dividend Equivalents. Any Award of Restricted Stock under the Plan may earn, in the discretion of the Committee, Dividend Equivalents. In respect of any such Award that is outstanding on a dividend record date for Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary.

Section 5.05. Deferral of Restricted Stock. If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may specify from time to time, to defer the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, until the date or dates specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Restricted Stock will not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election, at which time certificates evidencing Stock will be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 5.03). From the Award Date of Deferred Restricted Stock through the earlier of (a) the date such Deferred Restricted Stock is forfeited, and (b) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant will be entitled to receive Dividend Equivalents with respect thereto, but will have none of the rights of a stockholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents will not be paid until the date or dates specified in such deferral election.

ARTICLE VI

STOCK APPRECIATION RIGHTS

Section 6.01. Grant of Stock Appreciation Rights. The Committee will have the authority, in its discretion, to grant Stock Appreciation Rights to Participants at any time and from time to time. Within the limits of Article II and this Article VI, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two, as specified in the Award Agreement. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option.

Section 6.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

Section 6.03. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and sets forth in the Award Agreement.

Section 6.04. Exercise Price of Stock Appreciation Rights. The exercise price of a Freestanding SAR shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Award Date of such Stock Appreciation Right. A Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Article VI are met.

Section 6.05. Term of SARs. The Committee will determine the term of an SAR, in its sole discretion, which it will set forth in the Award Agreement. The term of an SAR may not exceed ten years.

Section 6.06. Vesting. Each Stock Appreciation Right shall vest and therefore become exercisable no earlier than one (1) year after the Award Date. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.

Section 6.07. Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)     the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the Exercise Price specified in the SAR or related Option; by

(b)    the number of shares of Stock as to which the SAR is exercised.

The Committee will set forth in the Award Agreement whether the payment upon SAR exercise will be made in cash, in shares of Stock of equivalent Fair Market Value or in some combination of the two.

ARTICLE VII

CERTIFICATES FOR AWARDS OF STOCK

Section 7.01. Stock Certificates. Except as otherwise provided in this Section 7.01, each Participant entitled to receive shares of Stock under the Plan will be issued a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Stock and will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or quotation system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period will have expired without forfeiture in respect of such shares of Restricted Stock.

Section 7.02. Compliance with Laws and Regulations. The Corporation will not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.01, prior to (a) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation will, in its sole discretion, determine to be necessary or advisable.

Section 7.03. Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.01) also will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.03 will not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section 7.04. Rights of Stockholders. Except for the restrictions on Restricted Stock under Article V, each Participant who receives an award of Stock will have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded an Option, a Stock Appreciation Right, a Performance Unit or RSU will have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Participant.

ARTICLE VIII

CHANGE IN CONTROL

Section 8.01. Change in Control. In the event of a Change in Control, the following provisions will apply:

(a)      In the event of a Participant’s Termination without Cause or for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights and the Restriction Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s Termination; provided, that full vesting of all outstanding Awards will be effective immediately upon the Change of Control unless the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

(b)       With respect to Performance Unit Awards, in the event of Participant’s Termination without Cause or Good Reason within 12 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s Termination.

Section 8.02. Cancellation of Awards. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Corporation upon the Change in Control. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan will be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement will confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.

Section 9.02. Amendment. The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award will terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan will, without prior stockholder approval (a) increase the total number of shares which may be issued or delivered under the Plan; (b) make any changes in the class of Eligible Individuals; (c) extend the period set forth in the Plan during which Awards may be granted; or (d) make any changes that require stockholder approval under the rules and regulations of any securities exchange or quotation system on which the Stock is traded. No alteration, amendment, revocation, or termination of the Plan or suspension of any Award will adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Code Section 409A. However, if the exercise period of an Option is extended at a time when the Exercise Price of the Option equals or exceeds the Fair Market Value of the Stock that could be purchased (in the case of an Option) or the Fair Market Value of the Stock used to determine the payment to the Participant (in the case of a Stock Appreciation Right), it is not an extension of the original Award.

Section 9.03. Unfunded Status of Plan. The Plan will be unfunded. The Corporation will not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award will give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements will be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. Any provision of this Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section.

Section 9.04. Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Corporation's right to withhold from any compensation paid to the Participant by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Corporation previously owned and unencumbered shares of Common Stock of the Corporation.

Section 9.05. Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans.

Section 9.06. Successors and Assigns. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Corporation and the Participants.

Section 9.07. Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 9.08. Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards will be subject to all applicable federal and state laws, rules, and regulations and to such approval by any government or regulatory agency as may be required.

Section 9.09. Governing Law. To the extent not preempted by federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Colorado, without giving effect to its conflict of laws principles. If any provision of this Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan will be exclusively in the courts located in the City and County of Denver, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 9.10. Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Section 9.11. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or its Affiliates.

Section 9.12. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, each member of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which such Person may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by such Person in settlement thereof (provided, however, that the settlement has been approved by the Corporation, which approval shall not be unreasonably withheld) or paid by such Person in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Person did not act in good faith and in a manner which such Person reasonably believed to be in the best interests of the Corporation, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Person shall, in writing, offer the Corporation the opportunity at its own expense to handle and defend such action, suit or proceeding.

Section 9.13. Clawback. Notwithstanding any other provisions in this Plan, the Corporation may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Corporation policies that may be adopted and/or modified from time to time (the “Clawback Policy”). In addition, a Participant may be required to repay to the Corporation previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Corporation in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

Section 9.14. Notice. Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered, or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (a) when delivered personally or, (b) if mailed, three days after the date of deposit in the United States mail or, (c) if sent by overnight courier, on the regular business day following the date sent. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

Section 9.15. Awards Not Transferable. Except as otherwise provided in a Participant’s Award Agreement, no Option, ISO, SAR, RSU, Restricted Stock, or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, in the case of death of a Participant, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may require, in its discretion, a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

An Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Award Agreement. Any such assignment will be permitted only if: (i) the Participant does not receive any consideration therefor; and (ii) the applicable Award Agreement expressly permits the assignment. The Committee’s approval of an Award Agreement with assignment rights will not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment will be evidenced by an appropriate written document executed by the Participant, and the Participant will deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.

Section 9.16. Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (a) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

Section 9.17. Compliance with Code Section 409A. Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent.

APPROVED AND ADOPTED this 8th day of April, 2022.

/s/ Mark A. Smith

Mark A. Smith, President